UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

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IN RE: NATURAL GAS COMMODITY LITIGATION	: : x	Master File No. 03 CV 6186 (VM)

THIS DOCUMENT RELATES TO: ALL ACTIONS	: :	Hon. Victor Marrero, USDJ
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STIPULATION AND AGREEMENT OF SETTLEMENT

THIS STIPULATION AND AGREEMENT OF SETTLEMENT (the “Settlement Agreement”) is made and entered into on February 28, 2006, pursuant to Rule 23 of the Federal Rules of Civil Procedure. This Settlement Agreement is entered into on behalf of plaintiffs and the Class (as defined in Section l(c) hereof), by and through plaintiffs’ Lead Counsel (as defined in Section 1(j) hereof), and behalf of CMS Field Services (now known as Cantera Gas Company LLC) and CMS Marketing Services & Trading Company (now known as CMS Energy Resource Management Company) (both entities collectively, “CMS”), by and through its counsel of record in this action.

WHEREAS, Representative Plaintiffs (as defined in Section 1(q) hereof) have alleged, among other things, that CMS acted unlawfully by manipulating and aiding and abetting the alleged manipulation of the prices of natural gas futures contracts and options on natural gas futures contracts traded on the NYMEX division of the New York Mercantile Exchange Inc. (hereinafter referred to as “NYMEX”) in violation of the Commodity Exchange Act (“CEA”), 7 U.S.C. § 1 et seq.;

WHEREAS, CMS denies each and every one of Representative Plaintiffs’ allegations of unlawful conduct, and moved to dismiss plaintiffs’ complaint on the grounds that the substantive allegations therein fail to state a claim;

WHEREAS, CMS disclaims any wrongdoing or liability whatsoever;

WHEREAS, plaintiffs’ Lead Counsel consider the settlement set forth herein to be fair, reasonable, adequate and in the best interests of plaintiffs, including all Members of the Class (as defined in Section 1(e) hereof), and have determined that it is in the best interests of the Class to enter into this Settlement Agreement in order to avoid the uncertainties of this complex litigation, and to assure a benefit to the Class;

WHEREAS, CMS has concluded, despite its belief that it is not liable for the claims asserted and has good defenses thereto, that it will enter into this Settlement Agreement to avoid the further expense, inconvenience and burden of this protracted litigation, and the distraction and diversion of its personnel and resources, and to put to rest this controversy, and to avoid the risks inherent in uncertain complex litigation, and to avoid the expense and risks inherent in any possible litigation raising similar claims;

WHEREAS, arm’s-length settlement negotiations have taken place between Representative Plaintiffs and CMS, and this Settlement Agreement has been reached, subject to the final approval of the Court; and

WHEREAS, for purposes of this Settlement Agreement only, the parties hereto stipulate to certification of a Class for settlement purposes pursuant to Rule 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure;

NOW THEREFORE, it is agreed by the undersigned, on behalf of CMS and the Class, that the Action (as defined in Section l(a) hereof) and the Released Claims (as defined in Section l(o) hereof) be settled, compromised and dismissed on the merits and with prejudice as to CMS, and without costs as to Representative Plaintiffs or CMS, subject to the approval of the Court, on the following terms and conditions:

1. Terms Used In This Settlement Agreement

The words and terms used in this Settlement Agreement which are expressly defined below shall have the meaning ascribed to them.

(a) “Action” shall mean In re Natural Gas Commodity Litigation, 03 Civ. 6186 (VM), and each and every individual action that has been consolidated therein including, without limitation, Cornerstone Propane Partners, L.P. v. Reliant Energy, et al. (S.D.N.Y. No. 03 Civ. 6186), Roberto E. Calle Gracey v. American Electric Power Co., Inc., et al. (S.D.N.Y. No. 03 Civ. 7750), Dominick Viola v. Reliant Energy, et al. (S.D.N.Y. No. 03 Civ. 9039); Cornerstone Propane Partners, L.P. v. Coral Energy Resources L.P., et al. (S.D.N.Y. No. 03 Civ. 8320), Cornerstone Propane Partners, L.P., et al. v. e-prime, Inc., et al. (S.D.N.Y. No. 04 Civ. 758), and Cornerstone Propane Partners, L.P., et al. v. Western Gas Resources, Inc. et al. (S.D.N.Y. No. 04 Civ. 7415).

(b) “Any” shall mean one or more.

(c) The “Class” shall mean all Persons (as defined in Section 1(n) hereof) who purchased, sold, or settled NYMEX Natural Gas Contracts (as defined in Section l(k) hereof), as an opening or closing transaction or otherwise, between June 1, 1999 and December 31, 2002, inclusive. Excluded from the Class are the Defendants (as defined in Section l(l) hereof) in the Action, their employees, any parents, subsidiaries or affiliates of the Defendants, any entity in which any of the Defendants has a controlling interest or had a controlling interest during the Class Period, and the legal representatives, heirs, successors or assigns of any of the Defendants.

(d) “Class Counsel” shall mean counsel of record for the Class in the Action.

(e) “Class Member,” “Member,” or “Member of the Class” shall mean a Person who falls within the definition of the Class as set forth in Section 1(c) and who has not timely requested exclusion from the Class.

(f) “Class Notice” shall mean notice given to the Class pursuant to this Settlement Agreement in the manner and form approved by the Court and which is in compliance with Rule 23 of the Federal Rules of Civil Procedure.

(g) “Class Period” shall mean the period of June 1, 1999 through December 31, 2002, inclusive.

(h) “Effective Date” shall mean the date set forth in Section 11 of this Settlement Agreement.

(i) “Final Judgment” shall mean a final judgment and order of dismissal substantially in the form of Exhibit B to this Settlement Agreement, which is to be entered by the Court finally approving the terms of this Settlement Agreement and dismissing this Action with prejudice as to CMS.

(j) “Lead Counsel” shall mean Finkelstein, Thompson & Loughran, Labaton Sucharow & Rudoff LLP, Lovell Stewart Halebian LLP, and Lowey Dannenberg Bemporad & Selinger, P.C., acting pursuant to the authority conferred in Pre-Trial Order No. 1 and subsequent stipulations and orders.

(k) A “NYMEX Natural Gas Contract” shall mean any commodity futures (including any option thereon), basis, or swap contract related to natural gas that was traded on NYMEX, or any combination thereof, that was transacted or settled during the Class Period.

(l) “Defendants” shall mean American Electric Power Co., Inc., AEP Energy Service, Inc., Aquila Energy Marketing Corp., Aquila Merchant Services, Inc., Calpine Energy Services, L.P., Cinergy Marketing and Trading, L.P., Cinergy Corp., CMS, Cook Inlet Energy Supply LLC, Coral Energy Holding LP, Coral Energy Resources, LP, Duke Energy Trading and Marketing, LLC, Dynegy Marketing and Trade, West Coast Power LLC, El Paso Merchant Energy, L.P., El Paso Corp., EnCana Corp., WD Energy Services, Inc., Enserco Energy, Inc., Entergy-Koch Trading, L.P., e prime, Inc., MidAmerican Energy Co., Mieco Inc., ONEOK Energy and Marketing Co., L.P, ONEOK Energy Marketing and Trading Company, L.P., ONEOK, Inc., Reliant Energy Services, Inc., Sempra Energy Trading, Western Gas Resources, Inc., Williams Power Company, Inc. (formerly known as Williams Energy Marketing & Trading Co., Inc.), The Williams Companies, Inc. as well as any other Persons who or which may hereafter be named as defendants in the above-captioned litigation and Action.

(m) “Other Defendant” shall mean any and/or all Defendants other than CMS.

(n) “Person” shall mean an individual, corporation, partnership, association, proprietorship, trust, governmental or quasi-governmental body or political subdivision or any agency or instrumentality thereof, or any other entity or organization.

(o) “Released Claims” shall mean those claims identified in Section 5 of this Settlement Agreement.

(p) “Released Parties” shall mean CMS, CMS’s predecessors, CMS’s successors, and the present or former members, principals, officers, directors, employees, agents, assigns, attorneys, insurers, shareholders, advisors, parents, subsidiaries, affiliates, joint ventures, partnerships and associates (as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934) of CMS, CMS’s predecessors and/or CMS’s successors’, in any capacity related to CMS and its predecessors or successors, but not in any capacity related to any of the Other Defendants; and each of their assigns, representatives, heirs, executors and administrators (and present or former members, principals, officers, directors, employees, agents, assigns, attorneys, insurers, shareholders, advisors, parents, subsidiaries, affiliates, joint ventures, partnerships or associates of all such parents, subsidiaries, affiliates, joint ventures, partnerships or associates in any capacity related to CMS but not in any capacity related to any of the Other Defendants). Released Parties shall, with respect to CMS and this Settlement Agreement, not include (i) any of the Other Defendants or (ii) any of the foregoing Persons in any capacity related to any of the Other Defendants.

(q) “Representative Plaintiffs” shall mean each Person named as a plaintiff in the Action who was not subsequently withdrawn as a plaintiff.

(r) “Settlement Amount,” with respect to CMS and this Settlement Agreement, shall mean the amount to be paid by CMS into an In re Natural Gas Commodity Litigation escrow account as set forth in Section 3 hereof, and interest thereon.

(s) “Settling Plaintiffs” shall mean the Representative Plaintiffs and other Members of the Class, including their successors and assigns, who have not timely opted out of the settlement and excluded themselves from the Class pursuant to Fed. R. Civ. P. 23(c).

(t) “Supplemental Agreement” shall mean the supplemental agreement being entered into contemporaneously with this Settlement Agreement by the parties hereto, which shall be considered part of this Settlement Agreement as if fully incorporated herein. The terms of the Supplemental Agreement shall be disclosed only as permitted by Section 15 of this Settlement Agreement or as otherwise Ordered by the Court.

(u) “Taxes” shall mean any and all federal, state and local taxes payable on interest or other income attributable to the Settlement Amount.

(v) “Tax Expenses” shall mean expenses incurred in the computation, reporting and payment of Taxes, as approved by the Court.

2. Settlement Class

Solely for the purposes of this Settlement Agreement, and without prejudice to the parties’ positions in the event the Settlement Agreement is terminated for any reason, and for the exclusive benefit of the Settling Plaintiffs, CMS hereby consents to the certification of the Class, and plaintiffs agree to propose such Class to the Court and to provide appropriate evidentiary support therefor as part of the parties’ efforts to obtain approval of this Settlement Agreement.

3. Monetary Terms

(a) Subject to the terms of this Settlement Agreement (including the Supplemental Agreement), and in settlement of the claims of the Class defined in Section 1(c) and of all claims in the Action, and in consideration of the release set forth in Section 5 hereof, CMS agrees that it shall pay a total of $6,975,000.00 (the “Settlement Amount”), within ten (10) business days after the preliminary approval of the Settlement by the Court, into an interest bearing, segregated In re Natural Gas Commodity Litigation escrow account (the “Settlement Fund”) which shall be maintained by Lead Counsel under supervision of the Court, and shall be distributed solely at such times, in such manner and to such Persons as shall be directed by subsequent orders of the Court. The parties intend that the Settlement Fund be treated as a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B. Lead Counsel shall ensure that the Settlement Fund at all times complies with Treasury Regulation § 1.468B in order to maintain its treatment as a qualified settlement fund. To this end, Lead Counsel shall ensure that the Settlement Fund is approved by the Court as a qualified settlement fund and that any escrow agent or other administrator of the Settlement Fund complies with all requirements of Treasury Regulation § 1.468B-2.

(b) If CMS fails to pay all or any part of the Settlement Amount when due, then Lead Counsel, on ten (10) days’ written notice to CMS’s counsel, during which 10-day period CMS shall have the opportunity to cure the default without penalty, may withdraw from this Settlement Agreement or elect to enforce it. CMS’s obligation to pay may be enforced in the Action as provided by the Federal Rules of Civil Procedure.

(c) Other than payment of the Settlement Amount into the Settlement Fund, CMS shall have no financial obligations and shall not be liable for any further amounts pursuant to this Settlement Agreement. The Settling Plaintiffs shall look solely to the Settlement Fund for settlement and satisfaction against CMS of all claims that are released hereunder. Except as provided herein, or by subsequent order of the Court, no Class Member shall have any interest in the Settlement Fund or any portion thereof.

4. Cooperation

CMS agrees that, pursuant to this Settlement Agreement, it will provide the following cooperation insofar as providing such cooperation shall not require CMS to provide any information protected from disclosure by any privilege or work product protection:

(a) CMS shall at Plaintiffs’ expense, to the extent required (under Federal Rule of Evidence 901(a)) for trial of the Action, authenticate any documents or materials produced in this Action. Such requests by plaintiffs for authentication will be of reasonable scope and upon reasonable notice to CMS, and shall not require CMS to retain any third party, including former employees, to comply with this section; and

(b) CMS shall provide to Lead Counsel copies of all of its records of its natural gas price reports to natural gas price index publications and all of its databases of its natural gas trades, insofar as it provided such reports and databases, as of the date this Settlement Agreement is executed, to the U.S. Commodity Futures Trading Commission in connection with In re CMS Marketing Services and Trading Company and CMS Field Services, Inc., CFTC Docket No. 04-05, or certify in writing that all such reports and databases have been produced to Representative Plaintiffs in this matter;

(c) CMS shall accept service of any trial subpoenas of CMS for the trial of the Action. By agreeing to accept service, CMS does not waive its right to object to any trial subpoena on any grounds whatsoever.

5. Release and Covenant Not To Sue

(a) As an express and material condition of this Settlement Agreement, upon the Effective Date, the Settling Plaintiffs shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally and forever released and discharged the Released Parties from, and shall covenant not to sue the Released Parties for or with respect to, all manner of claims, rights, demands, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, extents, executions, and causes of action in law, admiralty or equity, whether class, individual, or otherwise in nature, damages, whenever incurred, and liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, whether known or unknown, suspected or unsuspected, whether concealed or hidden, or in law, admiralty or equity, that the Settling Plaintiffs, or any of them, individually, or as a class (whether or not they make a claim upon or participate in the Settlement Fund), ever had, now have or hereafter can, shall or may have, against the Released Parties arising from or relating in any way to trading during the Class Period in NYMEX Natural Gas Contracts (including purchasing, selling, or holding any NYMEX Natural Gas Contract, or taking or making delivery of physical natural gas pursuant to any NYMEX Natural Gas Contract, or any combination thereof, whether as a hedger or speculator), whether or not asserted in the Action, including, without limitation, claims which (i) arise from or relate in any way to any conduct complained of in any complaint filed in the Action, (ii) have been asserted or could have been asserted in any state or federal court or any other judicial or arbitral forum against the Released Parties or any one of them, (iii) arise under or relate to any federal or state commodity price manipulation law, any state or federal unfair or deceptive business or trade practices law, or other law or regulation, or common law, including, without limitation, the CEA, the federal antitrust laws (as that term is defined in 15 U.S.C. § 12), or state antitrust laws and/or (iv) the claims brought in the Action. The Final Judgment shall expressly enjoin the Settling Plaintiffs from asserting any such claims against the Released Parties. Notwithstanding the foregoing, and in addition to the foregoing, in the event that the Settling Plaintiffs settle the Action with any Other Defendant, the scope of the release and covenant not to sue provided herein by the Settling Plaintiffs to Released Parties shall be at least as broad as the scope of the release provided by the Settling Plaintiffs to any Other Defendant in this Action and this release shall be deemed to be expanded in the event any broader release is subsequently provided by the Settling Plaintiffs to any Other Defendant in the Action. Notwithstanding the provisions of Section 21, any such expansion of the release shall be effected without need for further writing.

(b) Except for the obligations arising under this Settlement Agreement, each Settling Plaintiff hereby expressly and completely waives and releases any and all rights or benefits which they have or may have under Section 1542 of the California Civil Code, and any similar provision in any other jurisdiction. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Settling Plaintiff expressly waives all of these rights notwithstanding that such Settling Plaintiff may hereafter discover facts other than or different from those which he, she, or it knows, believes, or suspects with respect to the subject matter of this Section 5. Nevertheless, it is the intention of each Settling Plaintiff, through this Settlement Agreement, and with the ability to seek independent advice of counsel, to fully, finally and forever settle and release all such claims. In furtherance of such intention, the releases herein given by the Settling Plaintiffs shall be and remain in effect as full and complete releases of the claims set forth in the Action, notwithstanding the later discovery or existence of any such additional or different facts relative hereto or the later discovery of any such additional or different claims that would fall within the scope of the release provided in Section 5(a) of this Settlement Agreement, as if such facts or claims had been known at the time of this release.

(c) As an express and material condition of this Settlement Agreement, the Court shall enter an order, in the Final Judgment and Order of Dismissal or otherwise, barring claims by the Other Defendants against the Released Parties for contribution or indemnification (however denominated) for all or a portion of any amounts any Other Defendant has paid or may pay in the Action by way of settlement, judgment, or otherwise.

6. Motion for Preliminary Approval

(a) Within thirty (30) days of the date hereof, Lead Counsel shall submit to the Court this Settlement Agreement and shall move the Court for preliminary approval of the settlement and certification solely for settlement purposes the Class as defined in Section 1(c) hereof. Representative Plaintiffs’ Lead Counsel shall also inform the Court of the terms of the Supplemental Agreement.

(b) Lead Counsel shall request that the Court make a decision promptly on the motion for preliminary approval of the settlement and certification of a Class for settlement purposes, or that a hearing on the motion for preliminary approval of the settlement be held within 20 days of the date of such motion.

(c) The proposed form of order preliminarily approving the settlement shall be substantially in the form attached hereto as Exhibit A.

7. Combination of Class Notice and Settlement Notice

Lead Counsel may ask the Court to combine the notice of this settlement with the class notice to be given generally, pursuant to Rule 23(c), (d) and (e) of the Federal Rules of Civil Procedure. CMS will not unreasonably withhold its consent to such request, but shall have the right to comment upon the form, content and manner of notice. Any notice sent pursuant to this Settlement Agreement shall be approved in advance by the Court. The Representative Plaintiffs shall be solely responsible for providing all necessary notice to the Class in the manner directed by the Court. CMS shall have no responsibility or duty to identify any Class Members and shall share no responsibility or duty, financial or otherwise, for identifying or providing notice to the Class.

8. Requests for Exclusion

Notwithstanding anything else in this Settlement Agreement, CMS may, in CMS’s discretion, but is not required to, unilaterally withdraw from and terminate this Settlement Agreement if the threshold for requests for exclusion from the settlement Class has been reached as defined in the Supplemental Agreement. Lead Counsel shall provide the Supplemental Agreement to the Court in camera at the time the Motion for Preliminary Approval is filed. Lead Counsel shall abide by all requirements and deadlines set forth in the Supplemental Agreement.

9. Motion for Entry of Final Judgment

In connection with the hearing to be set by the Court on the motion for final approval of this Settlement Agreement, the parties hereto shall jointly seek entry of the Final Judgment which shall be substantially in the form attached as Exhibit B:

(a) finally certifying solely for settling purposes the Class as defined in Section 1(c) hereof;

(b) finally approving this settlement and its terms as being a fair, reasonable and adequate settlement of the Class’ claims under Rule 23 of the Federal Rules of Civil Procedure;

(c) directing that, as to CMS, the Action be dismissed with prejudice and without costs as against the Settling Plaintiffs;

(d) determining pursuant to Fed. R. Civ. P. 54(b) that there is no just reason for delay and directing that the judgment of dismissal shall be final and appealable;

(e) reserving continuing and exclusive jurisdiction over the settlement and this Settlement Agreement, including the administration and consummation of this settlement, and also including one or more applications for the award of fees and reimbursement of expenses to plaintiffs’ counsel.

10. Best Efforts to Effectuate This Settlement

(a) Subject to the provisions of Section 18, the parties hereto agree to recommend approval of this Settlement Agreement by the Court. They agree to undertake their best efforts, including all steps and efforts contemplated by this Settlement Agreement and any other steps and efforts that may reasonably be necessary or appropriate to obtain Court approval of this settlement and to carry out the terms of this Settlement Agreement.

(b) The parties agree that the Court’s authority includes, but is not limited to, monetary and/or injunctive relief and discretion to impose specific performance, sanctions or penalties including imposition of any sanction up to and including contempt of court, pursuant to 28 U.S.C. § 636(e). The parties agree that the terms of this Settlement Agreement satisfy the requirements for injunctive relief and specific performance.

(c) In the event that any party to this Settlement Agreement finds it necessary to bring an action or proceeding against another party to this Settlement Agreement as a result of a breach or default hereunder or to enforce the terms and conditions hereof, including but not limited to the confidentiality provisions set forth in Sections 15, the prevailing party in such action or proceedings shall be paid all its reasonable Attorneys’ Fees and Costs and necessary disbursements incurred in connection with such action, including but not limited to copying costs, filing fees, expert costs and fees and word processing fees.

11. Finality, Effective Date

Unless terminated earlier as provided in Section 18, this Settlement Agreement shall become final upon the occurrence of all of the following three events:

(a) approval in all respects by the Court as required by Rule 23(e) of the Federal Rules of Civil Procedure;

(b) entry by the Court of the Final Judgment; and

(c) expiration of the time for appeal or the time to seek permission to appeal from the Court’s entry of the Final Judgment or, if appealed, either (i) the Final Judgment has been affirmed in its entirety by the court of last resort to which such appeal has been taken and such affirmance has become no longer subject to further appeal or review, or (ii) withdrawal or dismissal with prejudice of all such appeals.

12. Plan of Distribution

(a) Lead Counsel shall propose a plan of distribution in compliance with Rule 23 of the Federal Rules of Civil Procedure to the Court either before or after final settlement approval. The Settlement Fund shall be distributed as ordered by the Court. The approval, disapproval, or modification of any proposed plan of distribution shall not affect the approval or enforceability of this Settlement Agreement.

(b) In no event shall CMS have any liability or responsibility with respect to the plan of distribution or the distribution and administration of the Settlement Fund, including, but not limited to, the costs and expenses of such distribution and administration.

13. Administration of the Settlement Fund

Lead Counsel, or their authorized agents, acting on behalf of the Class, and subject to Court oversight and direction and in compliance with Treasury Regulation § 1.468B-2, shall administer the Settlement Fund under such terms and conditions as may be approved by the Court. Subject to Court order, the Settlement Fund may be used:

(a) To pay expenses in connection with the continued prosecution of claims in the Action;

(b) To pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Members of the Class, administering and distributing the Settlement Fund to Members of the Class who make timely claims, processing proof of claim and release forms and paying escrow fees and costs, if any;

(c) To pay Taxes and Tax Expenses, as defined herein;

(d) To pay Class Counsel’s attorney fees, expenses and costs with interest thereon (the “Fee and Expense Award”); and

(e) To distribute the balance of the Settlement Fund (the “Net Settlement Fund”) to Members of the Class as directed by the Court.

14. Ongoing Discovery Obligation

The parties to this Settlement Agreement acknowledge that the time, expense and burden of discovery is a factor in CMS’s decision to compromise Settling Plaintiffs’ disputed claims. Settling Plaintiffs hereby agree that, except for the cooperation requirements of Section 4 hereto, they cease from any and all discovery of, and will not seek further discovery from CMS, from its current or former employees (with respect to their actions and/or capacities as employees of CMS), or from any third party with respect to CMS or its current or former employees (with respect to their actions and/or capacities as employees of CMS). Settling Plaintiffs hereby acknowledge and confirm that the discovery limitations in this Section 14 shall have no effect on CMS’s obligations under the Federal Rules of Civil Procedure and the Federal Rules of Evidence to respond to trial subpoenas. Notwithstanding this provision, CMS reserves all rights to challenge any trial subpoena on any grounds whatsoever.

15. Confidentiality Protection

(a) All discovery materials provided by CMS or any Released Party hereunder either before or after the date of this Settlement Agreement, including any materials or information provided pursuant to Section 4, shall be governed by all confidentiality and/or protective orders in force as of the date of this Settlement Agreement and by such additional confidentiality and/or protective orders as may be in effect on the date the discovery takes place.

(b) Within 60 days after the final termination of the Action as to all Defendants, plaintiffs agree to return to CMS all materials (and all copies of materials, kept in any format) designated as confidential or restricted confidential and produced to plaintiffs by CMS, including all materials produced pursuant to Section 4, or, in the alternative, to destroy all such confidential materials (and all copies of materials, kept in any format) and provide CMS with written confirmation that all such confidential materials and all copies thereof have been destroyed.

(c) The contents of this Settlement Agreement may not be admitted into evidence in this Action, or in any other action or proceeding, except as may be required to approve or enforce this Settlement Agreement or to defend or enjoin such other litigation or proceeding.

16. No Reduction for Additional Recoveries

The Settlement Amount will not be reduced by any other recoveries obtained from other responsible parties by Representative Plaintiffs and this Settlement Agreement shall not limit Representative Plaintiffs’ right to pursue claims against other allegedly responsible parties that are not among the Released Parties. CMS will not seek contribution or indemnification from any Other Defendant named in this Action unless an Other Defendant sues CMS for amounts sought to be recovered by plaintiffs in the Action.

17. Attorneys’ Fees and Expenses

(a) The Representative Plaintiffs and Class Counsel shall look solely to the Settlement Fund for the payment of fees, costs, and incentive awards, and except for any such payment(s), there shall be no assessment of fees and costs against any party. Under no circumstances shall CMS be liable for any fees, costs, notice costs, taxes, or other expenses or payments of any kind beyond the payment to the Settlement Fund specified in Section 3.

(b) Class Counsel intend to apply for an award of attorneys’ fees from the Settlement Fund and nothing in this Settlement Agreement shall prohibit such attorneys’ fees and expenses as are awarded by the Court from the Settlement Fund from being paid to Class Counsel on such terms as the Court authorizes.

(c) Lead Counsel will apply to the Court for an award from the Settlement Fund of attorneys’ fees and reimbursement of litigation expenses (the “Fee and Expense Award” described in paragraph 13(d)). The Fee and Expense Award, when approved by the Court, shall be immediately payable from the Settlement Fund to Lead Counsel. However, if the Settlement Agreement is terminated, if the Court does not approve the Settlement Agreement, or if the Effective Date does not occur for any reason, then within five (5) business days after receiving notice from counsel for CMS or from a court with appropriate jurisdiction, Lead Counsel shall refund to the Settlement Fund all amounts previously withdrawn or distributed pursuant to paragraph 13, including any Fee and Expense Award, plus interest thereon at the same rate at which interest is accruing for the Settlement Fund. Each Lead Counsel, on behalf of itself and each partner and/or shareholder of it, agrees that, in the event that such a refund is required, the Lead Counsel law firms and their partners and/or shareholders are each jointly and severally liable to refund any amount withdrawn from the Settlement Fund pursuant to paragraph 13 with interest as described above, provided that with respect to the Fee and Expense Award each Lead Counsel law firm and its partners and/or shareholders are jointly and severally liable for refunding only the amount of the Fee and Expense Award they received along with interest as described above and shall not be responsible for any Fee and Expense Award received by any other Lead Counsel. Lead Counsel are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

18. Termination

CMS shall have the right, but not the obligation, in its sole discretion, to terminate this Settlement Agreement within twenty-one (21) business days of notice by either party to the other of any of the following events:

(a) the Court denies, in whole or in part, plaintiffs’ motion for preliminary approval of the Settlement Agreement and the Supplemental Agreement or certification of a settlement class pursuant to Section 6, or plaintiffs’ motion for final approval pursuant to Section 9; or

(b) the Court declines to enter the Final Judgment in substantially the form attached as Exhibit B; or

(c) the Final Judgment is withdrawn, rescinded, reversed, vacated, or modified by the Court or on appeal; or

(d) the requests for exclusion exceeds the threshold contained in the Supplemental Agreement.

In the event that this Settlement Agreement is terminated pursuant to sub-Sections (a), (b), (c), or (d) above, then: (i) the Settlement Amount shall be returned to CMS together with the interest earned thereon, less any portion of such interest properly reserved for the payment of Taxes or Tax Expenses; (ii) this Settlement Agreement shall be null and void and of no further effect, and neither party shall be bound by any of its terms, except that Sections 15 and 19 shall survive; and (iii) any and all releases shall be of no further force and effect.

19. This Settlement is Not an Admission

This Settlement Agreement is not and shall not be deemed or construed to be an admission, adjudication or evidence of any violation of any statute or law or of any liability or wrongdoing by CMS or any Released Party or of the truth of any of the claims or allegations alleged in the Action. In the event that the settlement does not become final or is terminated in accordance with the terms hereof, then this Settlement Agreement, and the release set forth herein, shall be of no force or effect (except for Sections 15 and 19) and the terms of this Settlement Agreement shall not be offered or received in evidence in any proceeding. The parties hereto agree that this Settlement Agreement, including its exhibits, whether or not it shall become final, and any and all negotiations, documents and discussions associated with it, shall be without prejudice to the rights of any party, shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by CMS, or of the truth of any of the claims or allegations, or of any damage or injury. Evidence of this Settlement Agreement or the negotiation of this Settlement Agreement shall not be discoverable or used directly or indirectly, in any way, whether in the Action or in any other action or proceeding of any nature, except in connection with a dispute under this Settlement Agreement or an action in which this Settlement Agreement is asserted as a defense. CMS and Representative Plaintiffs expressly reserve all of their rights if the settlement does not become final in accordance with the terms of this Settlement Agreement.

20. Binding Effect

(a) This Settlement Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of CMS, the Released Parties, the Representative Plaintiffs and the Settling Plaintiffs.

(b) The waiver by one party of any breach of this Settlement Agreement by another party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Agreement.

21. Integrated Agreement

This Settlement Agreement, including the Supplemental Agreement, contains an entire, complete, and integrated statement of each and every term and provision agreed to by and among the parties and is not subject to any condition not provided for herein. This Settlement Agreement, including the Supplemental Agreement, supercedes all prior or contemporaneous discussions, agreements, and understandings among the parties to this Settlement Agreement with respect hereto. This Settlement Agreement shall not be modified in any respect except by a writing that is executed by all the parties hereto, or as provided in Section 5(a).

22	Documents

Nothing in this Settlement Agreement may be interpreted as creating any obligation for CMS to retain any records or documents, in any form.

23. Headings

The headings used in this Settlement Agreement are for the convenience of the parties only and shall not have substantive effect.

24. Neither Party is the Drafter

None of the parties hereto shall be considered to be the drafter of this Settlement Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that might cause any provision to be construed against the drafter hereof.

25. Choice of Law

All terms of this Settlement Agreement and the exhibits hereto shall be governed by and interpreted according to the substantive laws of the State of New York without regard to its choice of law or conflict of laws principles.

26. Execution in Counterparts

This Settlement Agreement may be executed in counterparts. Facsimile signatures shall be considered as valid signatures as of the date hereof although the original signature pages shall thereafter be appended to this Settlement Agreement.

27. Submission to and Retention of Exclusive Jurisdiction

CMS and each Settling Plaintiff hereby irrevocably submit, to the fullest extent permitted by law, to the exclusive jurisdiction of the United States District Court for the Southern District of New York for any suit, action, proceeding or dispute arising out of or relating to this Settlement Agreement, or to the applicability of this Settlement Agreement, and exhibits hereto. Solely for purposes of such suit, action or proceeding, to the fullest extent permitted by law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim or objection that they are not subject to the jurisdiction of such Court, or that such Court is, in any way, an improper venue or an inconvenient forum or that the Court lacked power to approve this Settlement Agreement or enter any of the orders contemplated hereby.

28. Notices

All notices under this Settlement Agreement shall be sent as follows: (i) if to plaintiffs, then to Bernard Persky, Labaton Sucharow & Rudoff LLP, 100 Park Avenue, New York, NY 10017, and (ii) if to CMS, then to CMS’s undersigned counsel and to Julio Mazzoli, Esq., c/o CMS, One Energy Plaza, EP11-401, Jackson, MI 49201, or such other address as a party to this Settlement Agreement may designate in writing, from time to time, in accordance with this Settlement Agreement.

29. Authority

In executing this Settlement Agreement, Lead Counsel represent and warrant that they have been fully empowered to execute this Settlement Agreement on behalf of the Class (subject to final approval by the Court after notice to all Class Members), and that all actions necessary for the execution of this Settlement Agreement have been taken. CMS represents and warrants that the undersigned has been fully empowered to execute the Settlement Agreement on behalf of CMS, and that all actions necessary for the execution of this Settlement Agreement have been taken.

Dated: February 28, 2006

By: /s/ Douglas G. Thompson, Jr.

FINKELSTEIN THOMPSON & LOUGHRAN

1050 30th Street, N.W.
Washington, D.C. 20007

By: /s/ Bernard Persky

LABATON SUCHAROW & RUDOFF LLP

100 Park Avenue,
New York, NY 10017

By: /s/ Christopher Lovell

LOVELL STEWART HALEBIAN LLP

500 Fifth Avenue
New York, NY 10110

By: /s/ Geoffrey M. Horn

LOWEY DANNENBERG BEMPORAD & SELINGER PC

The Gateway, One North Lexington Avenue
White Plains, NY 10601

Representative Plaintiffs’ Lead Counsel

By: /s/ Daniel A. Mullen

Banks Brown, Esq.

Daniel A. Mullen, Esq.
Danielle A. Schweiloch, Esq.
McDERMOTT WILL & EMERY LLP
340 Madison Avenue
New York, New York 10017

Attorneys for CMS Field Services (now known as Cantera Gas Company LLC) and CMS Marketing Services & Trading Company (now known as CMS Energy Resource Management Company)